UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        October 28, 1998
                                                --------------------------------


                         WASHINGTON GAS LIGHT COMPANY
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



 District of Columbia and Virginia           1-1483              53-0162882
--------------------------------------------------------------------------------
   (State or other jurisdiction           (Commission          (IRS Employer
        of incorporation)                 File Number)       Identification No.)



1100 H Street, N.W., Washington, D.C.                              20080
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code           (703) 750-4440
                                                    ---------------------------


                                    NONE
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5.  Other Events
---------------------

     Washington Gas Light Company (company) reported on October 28, 1998 that for the fiscal year ended September 30, 1998, net income applicable to common stock totaled $67.3 million, or $13.4 million lower than the results for the same period last year. Basic and diluted earnings per average common share were $1.54, or 31 cents lower than in fiscal year 1997. The following factors contributed to the change in earnings:

* Lower Net Revenues.  Net revenues declined $18 million from the previous year.

     * Warmer weather was the primary reason for the decline in the company's net revenues and earnings. Therms delivered to firm customers declined because weather in fiscal year 1998 was 5.5 percent warmer than the prior year. The weather was 5.1 percent warmer than normal in fiscal year 1998.

     * The addition of 20,980 customer meters (a 2.6% increase over the level at the end of the prior year) partially offset the effects of warmer weather.

* Increased Operation & Maintenance Expenses. Operation and maintenance expenses rose by $3.7 million in fiscal year 1998. The primary factors include:

     * Technology initiatives, including substantial progress toward implementing programmatic solutions to challenges presented by date sensitive devices and systems which must be addressed before December 31, 1999, caused fiscal year 1998 expenses to increase by $8.6 million over the prior year's level.

     * The company wrote off a regulatory asset associated with Post Retirement Benefits Other Than Pensions of $1.6 million. This charge is expected to be non-recurring.

     * Labor costs were down in fiscal year 1998 versus the prior year because of greater operating efficiencies and the impact of fewer employees.

* Other Income-Net Increased by $3.5 Million. This amount includes a $1.6 million after-tax gain from the sale of the company's propane assets and an additional $1.6 million after-tax gain from the sale of certain venture capital funds. The company's unregulated businesses, which include energy marketing, design/build, merchandising and consumer financing, contributed $640,000 to fiscal year 1998 net income compared to $1.25 million in the prior year.

* Other Factors. Increased investments in property, plant and equipment to meet customer growth and to replace existing capacity resulted in a $3.5 million increase in depreciation expense. Interest expense rose $3.6 million primarily as a result of a greater level of debt outstanding.

     For the three months ended September 30, 1998, the company recorded a seasonal net loss applicable to common stock of $16.5 million. The basic and diluted loss per average common share was 38 cents. This compares to a net loss of $14.5 million, or 33 cents per average common share for the same quarter last year. Increased operation expenses, reflecting $2.7 million of costs related to technology initiatives and the $1.6 million pre-tax charge to write off the regulatory asset discussed above, caused most of the variance from last year.

     The unaudited consolidated statements of income for the three and twelve month periods ended September 30, 1998 and September 30, 1997, and the consolidated balance sheets as of September 30, 1998 and September 30, 1997 follow.

                          WASHINGTON GAS LIGHT COMPANY
                       CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)


                                                   Three Months Ended
                                        ----------------------------------------
                                           September 30,       September 30,
                                              1998                   1997
                                        ----------------------------------------
                                           (Thousands, except per share data)
Operating Revenues                      $         126,460       $       107,389
Cost of Gas                                        69,862                51,185
                                        ------------------      ----------------
Net Revenues                                       56,598                56,204
                                        ------------------      ----------------

Other Operating Expenses
    Operation                                      36,633                32,465
    Maintenance                                    10,372                10,666
    Depreciation and amortization                  13,979                13,016
    General taxes                                  11,443                11,913
    Income taxes                                   (9,059)               (7,096)
                                        ------------------      ----------------
                                                   63,368                60,964
                                        ------------------      ----------------
Operating Income (Loss)                            (6,770)               (4,760)
Other Income (Loss) - Net                              16                (1,380)
                                        ------------------      ----------------
Income (Loss) Before Interest Expense              (6,754)               (6,140)
Interest Expense                                    9,447                 8,044
                                        ------------------      ----------------
Net Income (Loss)                                 (16,201)              (14,184)
Dividends on Preferred Stock                          334                   333
                                        ------------------      ----------------
Net Income (Loss) Applicable to
  Common Stock                          $         (16,535)      $       (14,517)
                                        ==================     =================
Average Common Shares Outstanding                  43,780                43,700
                                        ==================     =================
Earnings (Loss) per Average
  Common Share - Basic                  $           (0.38)      $         (0.33)
                                        ==================     =================
Earnings (Loss) per Average
  Common Share - Diluted                $           (0.38)      $         (0.33)
                                        ==================     =================



Other Information

Gas Sales and Deliveries  (thousands
   of therms)
    Gas Sold and Delivered
       Firm                                        74,059                77,467
       Interruptible                                7,535                13,972
       Electric Generation                            -                     -
    Gas Delivered for Others
       Firm                                        13,928                 7,760
       Interruptible                               44,625                42,922
       Electric Generation                         43,218                38,510
                                        ------------------      ----------------
            Total                                 183,365               180,631
                                        ==================     =================

Degree Days                                             6                    14
Customer Meters (end of period)                   819,719               798,739


                          WASHINGTON GAS LIGHT COMPANY
                        CONSOLIDATED STATEMENTS OF INCOME
                                  (Unaudited)


                                                   Twelve Months Ended
                                        ----------------------------------------
                                            September 30,       September 30,
                                                1998                   1997
                                        ----------------------------------------
                                           (Thousands, except per share data)
Operating Revenues                      $       1,040,618       $     1,055,754
Cost of Gas                                       575,786               572,925
                                        ------------------      ----------------
Net Revenues                                      464,832               482,829
                                        ------------------      ----------------

Other Operating Expenses
    Operation                                     162,336               160,193
    Maintenance                                    38,458                36,857
    Depreciation and amortization                  54,875                51,363
    General taxes                                  69,178                71,277
    Income taxes                                   38,006                47,864
                                        ------------------      ----------------
                                                  362,853               367,554
                                        ------------------      ----------------
Operating Income                                  101,979               115,275
Other Income - Net                                  4,369                   886
                                        ------------------      ----------------
Income Before Interest Expense                    106,348               116,161
Interest Expense                                   37,719                34,142
                                        ------------------      ----------------
Net Income                                         68,629                82,019
Dividends on Preferred Stock                        1,331                 1,331
                                        ------------------      ----------------
Net Income Applicable to
  Common Stock                          $          67,298       $        80,688
                                        ==================     =================
Average Common Shares Outstanding                  43,691                43,706
                                        ==================     =================
Earnings per Average
  Common Share - Basic                  $            1.54       $          1.85
                                        ==================     =================
Earnings per Average
   Common Share - Diluted               $            1.54       $          1.85
                                        ==================     =================


Other Information

Gas Sales and Deliveries  (thousands
   of therms)
    Gas Sold and Delivered
       Firm                                       961,595             1,092,283
       Interruptible                               73,554               147,375
       Electric Generation                            -                      51
    Gas Delivered for Others
       Firm                                       110,542                27,574
       Interruptible                              243,166               185,487
       Electric Generation                         93,721                94,022
                                        ------------------      ----------------
            Total                               1,482,578             1,546,792
                                        ==================     =================

Degree Days                                         3,662                 3,876
Customer Meters (end of period)                   819,719               798,739

                          Washington Gas Light Company
                          Consolidated Balance Sheets
                                   (Unaudited)



                                                        September 30,
                                               -------------------------------
                                                1998                     1997
--------------------------------------------------------------------------------
                                                          (Thousands)
ASSETS
Property, Plant and Equipment
  At original cost                           $1,992,770              $1,846,471
  Accumulated depreciation and amortization    (673,269)               (629,334)
                                             -----------             -----------
                                              1,319,501               1,217,137
                                             -----------             -----------
Current Assets
  Cash and cash equivalents                      17,876                   9,708
  Accounts receivable, less reserve             109,325                  84,654
  Inventories and storage gas purchased          91,945                  96,258
  Deferred income taxes                          16,337                  17,447
  Other prepayments                              13,864                  11,907
  Other current assets                              849                     -
                                             -----------             -----------
                                                250,196                 219,974
                                             -----------             -----------
Deferred Charges and Other Assets               112,736                 114,921
                                             -----------             -----------
    Total                                    $1,682,433              $1,552,032
                                             ===========             ===========


CAPITALIZATION AND LIABILITIES
Capitalization
  Common shareholders' equity                  $607,755                $589,035
  Preferred stock                                28,424                  28,430
  Long-term debt                                428,641                 431,575
                                             -----------             -----------
                                              1,064,820               1,049,040
                                             -----------             -----------


Current Liabilities
  Current maturities of long-term debt           64,106                  20,862
  Notes payable                                 124,943                  67,900
  Accounts payable                              116,770                 113,168
  Customer deposits and advance payments         19,454                  16,662
  Accrued taxes and interest                      9,200                  10,934
  Other current liabilities                      21,739                  21,696
                                             -----------             -----------
                                                356,212                 251,222
                                             -----------             -----------
Deferred Credits                                261,401                 251,770
                                             -----------             -----------
    Total                                    $1,682,433              $1,552,032
                                             ===========             ===========


                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               WASHINGTON GAS LIGHT COMPANY
                                               ----------------------------
                                                        (Registrant)




Date October 30, 1998                          By
     ----------------                             ------------------------------
                                                        Robert E. Tuoriniemi
                                                             Controller